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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 20, 2002
                        (Date of earliest event reported)

                                 Prandium, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)

        Delaware                        33-14051                  33-0197361
        --------                        --------                  ----------
(State of Incorporation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)

                  2701 Alton Parkway, Irvine, California 92606
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (949) 863-8500
                                 --------------
              (Registrant's telephone number, including area code)

            _________________________________________________________
          (Former name or former address, if changed since last report)

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Item 3.   Bankruptcy or Receivership

          As previously reported, on May 6, 2002, the Registrant and FRI-MRD Corporation, a wholly-owned subsidiary of the Registrant ("FRI-MRD" and together with the Registrant, the "Debtors"), filed petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court").

          On June 20, 2002, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' joint "prepackaged" reorganization plan (the "Plan"). A copy of the Confirmation Order, attached hereto as Exhibit 99.1, and the Plan, attached hereto as Exhibit 99.2, are incorporated by reference herein. Under the Plan, FRI-MRD's 14% Senior Secured Discount Notes will be exchanged at a discount for cash and FRI-MRD's 15% Senior Discount Notes will be exchanged at a discount for a combination of cash and new debt. The Plan also provides that the Registrant's 9 3/4% Senior Notes will be cancelled in exchange for new common stock of the Registrant. The Registrant's 10 7/8% Senior Subordinated Discount Notes will be cancelled without receiving any consideration. The current common stock of the Registrant will also be cancelled without receiving any consideration. The Plan does not involve any of the Debtors' operating subsidiaries. All other general unsecured claims of the Debtors will remain unimpaired.

          A description of the Plan is set forth in the Offering Memorandum and Disclosure Statement describing the Plan, a copy of which is included as Exhibit
99.2 to the Registrant's Form 8-K filed with the Commission on April 9, 2002, which is incorporated herein by reference.

          As of June 25, 2002, 180,380,513 shares of the current common stock of the Registrant were issued and outstanding. On the effective date of the Plan, 5,000,000 shares of new common stock, par value $.01 per share (the "Common Stock") of the Registrant will be issued and outstanding and 555,556 shares of the Common Stock will be authorized for issuance under the 2002 Prandium Stock Incentive Plan.

          Information as to assets and liabilities of the Registrant as of May 26, 2002 is attached hereto as Exhibit 99.3 and incorporated herein by reference.

          The Registrant issued a related press release on June 21, 2002, which is attached hereto as Exhibit 99.4 and is hereby incorporated by reference.

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Item 5.   Other Events

Description of Common Stock of the Registrant:

          Under the Registrant's certificate of incorporation and Delaware law, the holders of Common Stock have no preemptive rights and the Common Stock has no redemption, sinking fund, or conversion privileges, except as set forth below. The holders of Common Stock are entitled to one vote for each share held on any matter submitted to the stockholders and do not have the right to cumulate their votes in the election of directors. All corporate action requiring stockholder approval, unless otherwise required by law, the Registrant's certificate of incorporation or its bylaws, must be authorized by a majority of the votes cast. Approval of only a majority of the outstanding voting shares is required to effect (i) an amendment to the Registrant's certificate of incorporation, (ii) a merger or consolidation, and (iii) a disposition of all or substantially all of the Registrant's assets. A majority of the directors on the Registrant's board of directors, as well as a majority of the outstanding voting shares, have the ability to amend the Registrant's bylaws.

          In the event of a liquidation, each share of Common Stock is entitled to share ratably in the distribution of remaining assets after payment of all debts. Holders of shares of Common Stock are entitled to share ratably in such dividends as the Registrant's board of directors, in its discretion, may validly declare from funds legally available therefor. Certain restrictions on the payment of dividends are imposed under certain of the Registrant's debt instruments.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit   Description

99.1 Order (1) Confirming Debtors' Joint Reorganization Plan; and (2) Granting Related Relief of the United States Bankruptcy Court for the Central District of California, dated June 20, 2002.

99.2 Debtors' Joint Reorganization Plan, dated May 6, 2002, filed with the United States Bankruptcy Court for the Central District of California.

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99.3      Statement of Assets and Liabilities of the Registrant as of May 26,
          2002.

99.4      Press release dated June 21, 2002 by Prandium, Inc.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

         Dated: June 25, 2002

                                        PRANDIUM, INC.




                                        By:   /s/ Robert T. Trebing, Jr.
                                            ------------------------------------
                                        Name:  Robert T. Trebing, Jr.
                                        Title: Executive Vice President and
                                               Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit        Description

99.1 Order (1) Confirming Debtors' Joint Reorganization Plan; and (2) Granting Related Relief of the United States Bankruptcy Court for the Central District of California, dated June 20, 2002.

99.2 Debtors' Joint Reorganization Plan, dated May 6, 2002, filed with the United States Bankruptcy Court for the Central District of California.

99.3           Statement of Assets and Liabilities of the Registrant as of May
               26, 2002.

99.4           Press release dated June 21, 2002 by Prandium, Inc.

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